UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  October 12, 2006
(Date of earliest event reported)

South Jersey Gas Company
(Exact name of registrant as specified in its charter)
New Jersey	0-222111	21-0398330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1 South Jersey Plaza, Folsom, New Jersey 08037
(Address of principal executive offices, including zip code)

 (609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ❒  Written communications pursuant to Rule 425 under the Securities Act.

    ❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

    ❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

    ❒  Pre-commencement communications pursuant to Rule 13(3)-4(c) under the Exchange Act.

Item 8.01. Other Events.

South Jersey Gas Company (“SJG”), the principal subsidiary of South Jersey Industries (NYSE:SJI), today received approval from the New Jersey Board of Public Utilities (“BPU”) for a Conservation Incentive Program (“CIP”), previously referenced as the Conservation and Usage Adjustment (“CUA”). The CIP was approved as a pilot program of three years, commencing effective October 2006.  The program is designed to decouple the link between customer usage and SJG’s utility gross margin to allow SJG to encourage its customers to conserve energy.  Under the approval, the existing Temperature Adjustment Clause will be replaced with the CIP tracking mechanism which addresses margin variations related to both weather and customer usage. Furthermore, SJG shall initiate programs to further customer conservation efforts.

SJG estimates that the implementation of the CIP will add an incremental $4.5 million to its net margin on an annualized basis.  In addition to conservation related benefits, SJG’s customers will benefit from reduced costs on its gas supply portfolio that will help to further reduce customer bills.

Item 9.01 Financial Statements and Exhibits.
Exhibit 99.  South Jersey Gas Company press release dated October 12, 2006.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTH JERSEY GAS COMPANY

Date: October 12, 2006	By:	/s/ David A. Kindlick
David A. Kindlick
Title: Senior Vice President & Chief Financial Officer